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          THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

                  Dated as of February 25, 1994


     This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of February 25, 1994 (this "Amendment") among Western Waste Industries, a California corporation (the "Borrower"), the subsidiaries of the Borrower listed on the signature pages hereto as Guarantors, the lenders party to the credit Agreement referred to below (the "Lenders"), and Citicorp USA, Inc, as agent (the "Agent") for the Lenders thereunder.


                     PRELIMINARY STATEMENTS


     (1) The Borrower, the Lenders and the Agent have entered into a Revolving Credit Agreement dated as of November 19, 1992
(the "Original Credit Agreement").

     (2) In order to amend certain provisions of the Original Credit Agreement, the borrower, the Lenders and the Agent entered into a First Amendment to Revolving Credit Agreement dated as of June 28, 1993 and a Second Amendment to Revolving Credit Agreement dated as of October 14, 1993 (the original Credit Agreement, as so amended, being referred to herein as the "Credit Agreement"; capitalized terms being used herein as defined in the Credit Agreement unless otherwise defined herein).

     (3) The Guarantors have entered into a Continuing Guaranty dated as of November 19, 1992 in respect of the obligations of the Borrower under the Credit Agreement.

     (4) The Borrower and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.


                            AGREEMENT


     SECTION 1.  Amendments to Credit Agreement. The Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
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     The second sentence of section 2.04(a) of the Credit Agreement is hereby amended to read in full as follows:

     "If, no later than June 15, 1994, the Majority Lenders so determine (if such determination is made, the Agent shall notify the Borrower in writing of such fact), the aggregate amount of the Lenders' Commitments shall be reduced on the date of such determination by $10,000,000 from the amount then in effect and the Commitments pursuant to this sentence shall be applied to the mandatory reductions of the Commitments set forth in the first sentence of this Section 2.04(a) in inverse order."


     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, on or before February 25, 1994 the Agent shall have received (i) counterparts of this Amendment executed by the Borrower and Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment and (ii) for distribution to each Lender, an executed copy of the management letter prepared by Authorized Accountants with respect to the Borrower's fiscal year ended June 30, 1993.


     SECTION 3. Representations and warranties of the Borrower and Guarantors. Each of the Borrower and the Guarantors represents and warrants as follows:

     (a) Each of the Borrower and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction or its incorporation.

     (b) The execution, delivery and performance by the Borrower and each of the Guarantors of this Amendment are within their respective corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) their respective charters or by-laws, (ii) any law or any contractual restriction binding on or affecting the Borrower imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of this Amendment.

     (d) This Amendment constitutes the legal, valid and binding obligation of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with its terms.

     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default
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or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     (f)  All representations and warranties contained in Section
5.01 of the Credit Agreement are true, correct and complete in all material respects on and as of the effective date of this Amendments to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (g) There is no pending or threatened action or proceeding affecting the Borrower or any of the guarantors or any of their respective subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower, any Guarantor or any such subsidiary or which purports to affect the legality, validity or enforceability of this Amendment.


     SECTION 4. Acknowledgment and Confirmation. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment. Each Guarantor hereby confirms that the Continuing Guaranty will continue to guaranty to the fullest extent possible the payment and performance of all Guarantied, obligations, as such term is defined in the continuing guaranty, including without limitation the payment and performance of all such Guarantied Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement, and the Notes, as amended by this Amendment.

     Each Guarantor acknowledges and agrees that the Continuing Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Continuing Guaranty are true, correct and complete in all material respects on and as of the effective date of this Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
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     SECTION 5.  Reference to and Effect on the Loan Documents.


     (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b)  Except as specifically amended above, the Credit
Agreement and the Notes, and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


     SECTION 7. Governing law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.





















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                                   LENDERS:

                                   CITICORP USA, INC., individually
                                   and as Agent

                                   By      Carolyn R. Bodmer
                                   Title:  Vice President


                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION

                                   By Name Not Legible
                                   Title:


                                   ABN/AMRO BANK

                                   By Name Not Legible
                                   Title:

                                   By Name Not Legible
                                   Title:


                                   THE BANK OF NOVA SCOTIA

                                   BY    M. Van Otterloo
                                   Title: Vice President


                                   THE FIRST NATIONAL BANK OF
                                       BOSTON

                                   BY     Ann E. Howard
                                   Title:  Director



                                   BHF-BANK

                                   BY    Name Not Legible
                                   Title:

                                   BY     Name Not Legible
                                   Title:



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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   BORROWER:

                                   WESTERN WASTE INDUSTRIES
                                   By:    Richard Widrig
                                   Title: Vice President, Finance


                                   GUARANTORS:

                                   WESTERN WASTE INDUSTRIES INC.
                                   OF FLORIDA

                                   By:    Richard Widrig
                                   Title: Vice President, Finance


                                   SANTA CLARA VALLEY WASTE
                                   REFUSE REMOVAL COMPANY

                                   By:    Richard Widrig
                                   Title: Vice President, Finance


                                   SUNSET SANITATION SERVICE

                                   By:  Richard Widrig
                                   Title: Vice President, Finance